Exhibit h

TORTOISE CAPITAL RESOURCES CORPORATION
(a Maryland corporation)
[            ] shares of Common Stock
PURCHASE AGREEMENT
     Dated: [            ], 2007

TORTOISE CAPITAL RESOURCES CORPORATION
(a Maryland corporation)
[            ] shares of Common Shares
(Par Value $.001 Per Share)
PURCHASE AGREEMENT
[           ], 2007
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Stifel, Nicolaus & Company, Incorporated
Wachovia Capital Markets, LLC
c/o    Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and Wachovia Capital Markets, LLC (“Wachovia”) are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”) set forth in said Schedule A and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [      ] additional shares of Common Stock to cover overallotments, if any. The aforesaid [       ] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [     ] shares of Common Stock subject to the option described in Section 2(b) hereof (“Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company and the Underwriters agree that up to                       shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-136923), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the U.S. Securities Act of 1933, as amended (the “1933 Act”). Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus distributed to prospective investors (and any prospectus used following the first distribution of a prospectus) before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters after execution of this Agreement, for distribution in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (File No. ) (the “Notification of Election”) was filed with the Commission on [           ], 2007 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”).
     The Company has entered into an Investment Advisory Agreement, dated as of January 1, 2007 (the “Investment Advisory Agreement”), with Tortoise Capital Advisors, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).
     The Company has entered into a Registration Rights Agreement, dated as of December 8, 2005 and a Registration Rights Agreement dated as of January 9, 2006 (the “Registration Rights Agreements”), with Merrill Lynch and Stifel Nicolaus.
     The Company has entered into two purchase agreements dated as of December 22, 2006 by and between the Company and the investors party thereto with respect to the sale of Series A preferred shares and warrants ( the “2006 Purchase Agreements”).
     The Company has entered into an Administrative Services Agreement dated as of November 14, 2006 (the “Administrative Services Agreement”) with Tortoise Capital Advisors, LLC.

     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section (b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. The Company is eligible to use Form N-2. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective at the Applicable Time and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper to be used in connection with the offering or sale of the Reserved Securities prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The Statutory Prospectus (as defined below) as of the Applicable Time (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means ●:00 [a/p]m (Eastern time) on [       ] or such other time as agreed by the Company and Merrill Lynch.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.
     Each Preliminary Prospectus complied when so filed in all material respects with the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (ii) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Securities Exchange Act of 1934, as amended, (the “1934 Act”).
     (iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the date indicated and the consolidated statement of operations, statement of stockholders’ equity and statement of cash flows of the Company for the periods indicated; there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The “Selected Financial Data” included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The financial data set forth in the General Disclosure Package and in the Prospectus under the caption “Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement.
     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Investment Advisory Agreement and the Administrative Services Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.
     (vi) Subsidiaries and Investments. The Company has no direct subsidiaries in which it owns a majority interest other than Mowood, LLC. Other than as described in the Registration Statement, the Company does not have any investments and does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.
     (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Statutory Prospectus as of the Applicable Time and the Prospectus in the column entitled “As Adjusted” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans, if any, referred to in the in the Statutory Prospectus as of the Applicable Time or the Prospectus or pursuant to the exercise of convertible securities or options, if any, referred to in the Statutory Prospectus as of the Applicable Time or the Prospectus). The             shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.
     (viii) Authorization of Agreements. This Agreement, the Investment Advisory Agreement and the Administrative Services Agreement have each been duly authorized, executed and delivered by the Company. The Investment Advisory Agreement and the Administrative Services Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.
     (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (x) Absence of Defaults and Conflicts. The Company is not in violation of its articles or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults that would not be reasonably likely to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administrative Services Agreement and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the articles or by-laws of the Company, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.
     (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or that is reasonably likely to result in a Material Adverse Effect, or that is reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement, the Administrative Services Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably likely to result in a Material Adverse Effect.
     (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.
     (xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreements, the 2006 Purchase Agreements, the Investment Advisory Agreement, the Administrative Services Agreement or the Prospectus, except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws, or such as may be required under the 1933 Act in connection with filings pursuant to Regulation D of the 1933 Act relating to securities issued pursuant to the 2006 Purchase Agreements, or (C) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered and (D) the filing of the Notification of Election under the 1940 Act, which has been effected.
     (xiv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.
     (xv) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or proposed to be operated by it immediately following the offering of the Securities as described in the Prospectus, except where the failure so to possess is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xvi) Registration Rights. Other than as set forth in the Registration Rights Agreements and the 2006 Purchase Agreements, there are no persons with registration rights or other similar rights requiring the Company to register any securities as a result of the Offering.
     (xvii) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.
     (xviii) Notification of Election. When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (xix) Investment Advisory Agreement. (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.
     (xx) Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.
     (xxi) Business Development Company. (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and the Company has not withdrawn such election and, to our knowledge, the Commission has not ordered such election to be withdrawn nor, to our knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; and all action required of the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement has been taken; (B) the provisions of the corporate charter and by-laws of the Company, and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) as of the Applicable Time, as of the Closing Date and as of each Date of Delivery, the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies.
     (xxii) Employees and Executives. The Company is not aware that (A) any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company or the Adviser.
     (xxiii) Accounting Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions will be executed in accordance with management’s authorization; (B) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets will be permitted only in accordance with management’s authorization; (D) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action will be taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser will be promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, will be adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.
     (xxiv) No Extension of Credit. The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.
     (xxv) Payment of Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
     (b) Representations and Warranties of the Adviser. The Adviser represents to each Underwriter as of the date hereof, as of the Applicable Time and, as of the Closing Time referred in Section 2(b) hereof, and agrees with each Underwriter as follows:
     (i) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the

Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the business affairs, business prospects or regulatory status of the Adviser, whether or not arising in the ordinary course of business, or that would otherwise prevent the Adviser from carrying out its respective obligations under the Investment Advisory Agreement (an “Adviser’s Material Adverse Effect”).
     (ii) Good Standing. The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser also has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Adviser is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not be reasonably likely to result in an Adviser’s Material Adverse Effect.
     (iii) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.
     (iv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect or an Adviser’s Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement between the Adviser and Kenmont Investments Management, L.P. (the “Kenmont Sub-Advisory Agreement”) or the Administrative Services Agreement or the performance by the Adviser of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, could not result in an Adviser’s Material Adverse Effect.
     (v) Absence of Defaults and Conflicts. The Adviser is not in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject (collectively, the “Adviser Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not be reasonably likely to result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Kenmont Sub-Advisory Agreement, the Administrative Services Agreement and the consummation of the transactions contemplated herein and therein and in the

Registration Statement and General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Adviser Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, the Adviser Agreements and Instruments, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations. As used herein, an “Adviser Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser.
     (vi) Authorization of Agreements. This Agreement, the Investment Advisory Agreement and the Kenmont Sub-Advisory Agreement have been duly authorized, executed and delivered by the Adviser. This Agreement, the Investment Advisory Agreement and the Kenmont Sub-Advisory Agreement are valid and binding obligations of the Adviser, as applicable, enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.
     (vii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Kenmont Sub-Advisory Agreement, the Administrative Services Agreement, the General Disclosure Package or the Prospectus, except (A) such as have already been made or obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws and (C) the filing of the Notification of Election under the 1940 Act, which has been effected..
     (viii) Description of Adviser. The description of the Adviser contained in the General Disclosure Package and the Prospectus does not, and prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
     (ix) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement.
     (x) Possession of Licenses and Permits. The Adviser possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; the Adviser is in compliance with the terms and conditions of all such

Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or an Adviser’s Material Adverse Effect.
     (xi) Employment Status. The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser (B) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute a Material Adverse Effect or an Adviser’s Material Adverse Effect.
     (xii) Internal Controls. The Adviser operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.
     (xiii) Reserved Securities Sales The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.
     (c) Officer’s Certificates. Any certificate signed by any officer of the Company or the Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser, respectively, to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ] shares of Common Stock, as set forth in Schedule A, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. The certificates for the Initial Securities and the Option Securities, if any, shall be transferred electronically at the Closing Time or the relevant Date of Delivery, as the case may be, in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will identically conform to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the New York Stock Exchange.
     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event or (E) any shares of Common Stock or warrants to purchase Common Stock to be sold under a registration statement filed on or prior to June 8, 2007 pursuant to the Registration Rights Agreements or the 2006 Purchase Agreements; provided such registration statement shall not be filed earlier than 90 days from the date of this Agreement.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.
     (l) Business Development Company Status. The Company may only cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.
     (m) Accounting Controls. The Company will establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.
     (n) Disclosure Controls. The Company will use its commercially reasonable efforts to establish and employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it prepares for its shareholders is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure and at such time as it registers its Common Stock under the 1934 Act, the reports that it files or submits under the 1934 Act are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xii) the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained in Section 1 hereof or in certificates of any officer of the Company or the Adviser, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule

424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (b) Opinions of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Blackwell Sanders Peper Martin LLP, counsel for the Company and Venable LLP, special Maryland counsel for the Company, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A and B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.
     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives, including counsel of the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.
     (d) Officers’ Certificates. (i) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the president of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (ii) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects or regulatory status of the Adviser, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the president of the Advisor and of the chief financial or chief accounting officer of the Advisor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (iii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.
     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.
     (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Counsel for Company. The favorable opinion of Blackwell Sanders Peper Martin LLP, counsel for the Company and Venable LLP, special Maryland counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.
     (iii) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
     (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters by the Company and the Adviser. The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or in the General Disclosure Package or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Company, Directors, Officers and Adviser. Each Underwriter severally agrees to indemnify and hold harmless the Adviser, the Company and each of their respective directors, officers, and each person, if any, who controls, within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act, the Company or the Adviser, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the Action pursuant to Section 6(c) above, been afforded the opportunity to participate in the defense pursuant to Section 6(c) above, and received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or any violation of the nature referred to in Section 6(e) hereof.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     No Underwriter shall be entitled to indemnification under Section 6 or contribution under this Section 7 in violation of Section 17(i) of the 1940 Act.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each executive officer or director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement, or with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriters.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event this Agreement is terminated pursuant to Section 10(ii) above, the Company, subject to Section 4(b), shall be relieved from its obligation to reimburse the Underwriter’s for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.
     In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at One Houston Center, 1221 McKinney, Suite 2700, Houston TX 77010, attention of Robert Pacha, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company and the Adviser shall be directed to them at Tortoise Capital Resources Corporation, 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210, attention of Terry Matlack, with a copy to Blackwell Sanders Peper Martin, L.L.P, 4801 Main Street, Suite 1000, Kansas City, MO 64112, attention of Steve Carman, Esq.

     SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Adviser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Adviser in accordance with its terms.

Very truly yours, COMPANY: TORTOISE CAPITAL RESOURCES CORPORATION
By
Name:
Title:

ADVISER: TORTOISE CAPITAL ADVISORS, LLC
By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

By
Authorized Signatory

SCHEDULE A

Maximum
Number of
	Number of	Option
Name of Underwriter	Initial Securities	Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Stifel, Nicolaus & Company, Incorporated
Wachovia Capital Markets, LLC.

Oppenheimer & Co. Inc.

Ferris, Baker Watts, Incorporated

Total

Sch A -1

SCHEDULE B
TORTOISE CAPITAL RESOURCES CORPORATION
Common Shares
(Par Value $.001Per Share)
     1. The number of Initial Securities to be sold by the Company is [ ] shares of Common Stock.
     2. The public offering price per share for the Securities, determined as provided in Section 2, shall be [     ].
     3. The trade date is [          ].
     4. The closing date will be [          ].

Sch B-1

SCHEDULE C
List of persons and entities
subject to lock-up
Conrad S. Ciccotello
John R. Graham
Charles E. Heath
H. Kevin Birzer
Terry C. Matlack
David J. Schulte
Zachary A. Hamel
Kenneth P. Malvey
Tortoise Capital Advisors LLC

Sch C-1

Exhibit A
FORM OF OPINION OF BLACKWELL SANDERS PEPER MARTIN, LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
     (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.
     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Purchase Agreement, and to perform its obligations under the Registration Rights Agreements, the 2006 Purchase Agreements, the Investment Advisory Agreement and the Administrative Services Agreement.
     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “As Adjusted” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement will be validly issued, and fully paid and non-assessable. No personal liability will attach under the laws of the State of Maryland, the Company’s state of incorporation, to holders of the Common Stock for any debt or obligation of the Company solely as a result of their status as stockholders of the Company.
     (vi) The issuance of the Securities pursuant to the Purchase Agreement is not subject to preemptive or other similar rights of any securityholder of the Company.
     (vii) To our knowledge, other than Mowood, LLC, the Company does not have any direct subsidiaries in which it owns a majority interest.
     (viii) The Purchase Agreement, the Investment Advisory Agreement and the Administrative Services Agreement have been duly authorized, executed and delivered by the Company. The Registration Rights Agreements and the 2006 Purchase Agreements are valid and binding obligations of the Company, and are enforceable against the Company in accordance with their terms.

     (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (x) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of the Applicable Time and all subsequent effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act , 1933 Act Regulations and the 1940 Act.
     (xi) The form of certificates used to evidence the Common Stock complies in all material respects with all applicable statutory requirements of the Maryland General Corporation Law (the “MGCL”) and with any applicable requirements of the articles and bylaws of the Company and the requirements of the New York Stock Exchange.
     (xii) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.
     (xiii) The information in the Prospectus under “Description of Capital Stock”, “Certain Provisions of our Charter and Bylaws and the Maryland General Corporation Law”, “Certain U.S. Federal Income Tax Considerations” and each of the risk factors set forth under the section “Risks Related to our Operations—As a BDC, we will be subject to limitations on our ability to engage in certain transactions with affiliates,” “If our investments are deemed not to be qualifying assets, we could lose our status as a BDC or be precluded from investing according to our current business plan,” “We may choose to invest a portion of our portfolio in investments that may be considered highly speculative and that negatively impact our ability to pay dividends and cause you to lose part of your investment,” “Unrealized decreases in the value of debt instruments in our portfolio may impact the value of our common shares and may reduce our income for distribution,” “Changes in laws or regulations or in the interpretations of laws or regulations could significantly affect our operations and cost of doing business,” to the extent that and only as to that portion that explicitly addresses matters of law, summaries of legal matters, the Company’s articles and bylaws or legal proceedings, legal conclusions, or descriptions of documents has been reviewed by us and is correct in all material respects and the opinion of such firm set forth under “Certain U.S. Federal Income Tax Considerations” is confirmed.
     (xiv) All descriptions in the General Disclosure Package and the Prospectus of contracts and other documents to which the Company is a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the

Registration Statement other than those described or referred to therein and the descriptions thereof or references thereto are correct in all material respects.
     (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations or the 1940 Act) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement.
     (xvi) The execution, delivery and performance of the Purchase Agreement, the Investment Advisory Agreement and the Administrative Services Agreement, and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreements, the 2006 Purchase Agreements, the Investment Advisory Agreement and the Administrative Services Agreement and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreements, the 2006 Purchase Agreements, the Investment Advisory Agreement and the Administrative Services Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement to which the Company is a party and that is filed as an exhibit to the Registration Statement at the Applicable Time or any time thereafter (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the articles or by-laws of the Company; or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its respective properties, assets or operations.
     (xvii) To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered in this Offering, other than such rights which have been waived.
     (xviii) The Investment Advisory Agreement contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the 1940 Act.
     (xix) The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and General Disclosure Package and to execute and deliver the Purchase Agreement, the Investment Advisory Agreement and the Administrative Services Agreement; and the Adviser is duly qualified to transact business as a foreign limited liability company and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have an Adviser’s Material Adverse Effect.
     (xx) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and, to such counsel’s knowledge, is not prohibited by the Advisers Act, the 1940 Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement as an investment adviser to the Company, as contemplated by the Registration Statement; and, to such counsel’s knowledge, there does not exist any proceeding pending or threatened, which could reasonably be expected to adversely affect the registration of the Adviser with the Commission.
     (xxi) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Adviser is a party or to which the property of the Adviser is subject, before or brought by any court or governmental agency or body, domestic or foreign, that would reasonably be expected to result in a Material Adverse Effect or an Adviser’s Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, the Investment Advisory Agreement or the Administrative Services Agreement or the performance by the Adviser of its obligations thereunder.
     (xxii) The execution, delivery and performance of the Purchase Agreement, the consummation of the transactions contemplated in the Purchase Agreement, and compliance by the Adviser with its obligations under the Purchase Agreement, does not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect or an Adviser’s Material Adverse Effect), nor will such action result in any violation of the provisions of the constituent document of the Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or of its properties, assets or operations.
     (xxiii) The Purchase Agreement, the Investment Advisory Agreement and the Administrative Services Agreement have been duly authorized, executed and delivered by the Adviser.
     (xxiv) To such counsel’s knowledge, no further Governmental Permits are required under any law, regulation or rule in order for the Adviser to perform its obligations under the Investment Advisory Agreement.
     (xxv) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective, and the Company has not withdrawn such election and, to our knowledge, the Commission has not ordered such election be withdrawn nor, to our knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.
     (xxvi) As described in the Prospectus, the provisions of the corporate charter and by-laws, and the investment objectives, policies and restrictions of the Company comply in all material respects with the requirements of the 1940 Act.
     (xxvii) As of the Applicable Time, as of the Closing Date and as of each Date of Delivery, the specific actions of the Company that are explicitly described in the Statutory Prospectus are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the documents included in the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Maryland, upon the opinion of Venable LLP, special Maryland counsel to the Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Venable LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B
FORM OF OPINION OF VENABLE LLP,
SPECIAL MARYLAND COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
     (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.
     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and to perform its obligations under the Purchase Agreement, to perform its obligations under the Registration Rights Agreements, the 2006 Purchase Agreements, the Investment Advisery Agreement and the Administrative Services Agreement.
     (iii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement, against payment of the consideration set forth in the Purchase Agreement, will be validly issued, and fully paid and non-assessable. No personal liability will attach under the laws of the State of Maryland, the Company’s state of incorporation, to holders of the Common Stock for any debt or obligation of the Company solely as a result of their status as stockholders of the Company.
     (iv) The authorized, issued and outstanding stock of the Company is as set forth in the Prospectus in the column entitled “As Adjusted” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of common stock of the Company issued and outstanding as of the date hereof (immediately prior to the issuance of the Securities pursuant to the Purchase Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of common stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company under Maryland General Corporation Law (the “MGCL”) or the Company’s charter (“Charter”) or Bylaws (the “Bylaws”).
     (v) The issuance of the Securities pursuant to the Purchase Agreement is not subject to preemptive or other similar rights of any securityholder of the Company under the MGCL or the Charter or Bylaws.
     (vi) The Purchase Agreement, the Investment Advisory Agreement and the Administrative Services Agreement have been duly authorized, executed and delivered by the Company. The Registration Rights Agreements and the 2006 Purchase Agreements are valid and

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binding obligations of the Company, and are enforceable against the Company in accordance with their terms.
     (vii) The form of certificates used to represent the Common Stock comply in all material respects with the applicable statutory requirements of the MGCL and with any applicable requirements of the Charter and Bylaws.
     (viii) The information in the General Disclosure Package and in the Prospectus under the caption “Description of Capital Stock” and in the Registration Statement under the caption “Item 30. Indemnification,” to the extent it purports to summarize matters arising under Maryland law or the Charter and Bylaws, has been reviewed by us and is correct in all material respects.
     (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State of Maryland (other than as may be required under the securities or blue sky laws of such state, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.
     (x) The execution, delivery and performance of the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, does not and will not result in any violation of the provisions of the Charter or Bylaws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the State of Maryland.

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[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(g)]
Exhibit C
, 2007
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated,
STIFEL, NICOLAUS & COMPANY, INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC
     as Representatives of the several
     Underwriters
     to be named in the within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, New York 10080
     Re:     Proposed Offering by Tortoise Capital Resources Corporation
Dear Sirs:
     The undersigned, an officer, director, employee partner and/or affiliate of Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”), or Tortoise Capital Advisors LLC, a Delaware limited liability company (the “Adviser”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Stifel, Nicolaus & Company, Incorporated, Wachovia Capital Markets, LLC and the other underwriters set forth in the Purchase Agreement (as defined) (the “Underwriters”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (“Securities”) of the Company’s common stock, par value $.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer, director, employee partner and/or affiliate of the Company or Adviser, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file (except for any such filing as required pursuant to contractual obligations of the Company existing as of the date hereof and as described in the registration statement for the Securities), or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of

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ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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